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                                                                     EXHIBIT 4.2



                           Special Metals Corporation
                           4317 Middlesettlement Road
                            New Hartford, N.Y. 13413



                                                                January 29, 1997



Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549



                                          Special Metals Corporation
                                          Registration Statement on Form S-1
                                          (Registration No. 333-18499)



Ladies and Gentlemen:



     In accordance with Item 601(b)(4)(iii) of Regulation S-K, Special Metals Corporation (the 'Registrant') has not filed herewith any instrument with respect to long term debt not being registered where the total number of securities authorized thereunder does not exceed ten percent (10%) of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.



                                          Very truly yours,



                                          SPECIAL METALS CORPORATION



                                          By:        /s/ DONALD R. MUZYKA
                                              ---------------------------------
                                                      Donald R. Muzyka
                                               President and Chief Executive

                                                         Officer